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             EXHIBIT 5.1







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form S-8 of our accountants reports as follows: the financial statements of Far East Ventures,

Inc. for the year ended December 31, 1998 as filed on March 2, 1999 and appearing in its Annual Report (Form 10-KSB) for the year ended December 31,

1998 and Form 10 QSB, dated November 23, 1999 as filed with the Securities and

Exchange Commission.

                                              /s/ Barry L. Friedman, C.P.A.
                                                  ------------------------------
                                                  Barry L. Friedman,
                                                  Certified Public Accountant


Las Vegas, Nevada
March 1, 2000

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